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                                                                  EXHIBIT 10.05


               FOURTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE
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         THIS FOURTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this
"Amendment") is made and entered into as of the __ day of October, 2004, by and between Roger V. Calarese and A. Richard Calarese, as trustees of the Franklin Village Trust, dated January 19, 1979, as amended ("Seller"), having an office at 1000 Franklin Village Drive, Franklin, Massachusetts 02038, and Cedar-Franklin Village LLC, a Delaware limited liability company ("Buyer"), having an office c/o Cedar Shopping Centers Partnership, L.P., 44 South Bayles Avenue, Port Washington, New York 11050.

         WHEREAS, Buyer and Seller have entered into that certain Agreement of Purchase and Sale, dated as of August 2, 2004, as amended by that certain Amendment to Agreement of Purchase and Sale dated as of September 2, 2004, as further amended by that certain Second Amendment to Agreement of Purchase and Sale dated as of September 10, 2004, and as further amended by that certain Third Amendment to Agreement of Purchase and Sale (the "Third Amendment") dated as of September 13, 2004 (collectively, the "Agreement").

         WHEREAS, Seller and Buyer desire to amend the terms of the Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, in consideration of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Seller and Buyer hereby covenant and agree as follows:

         1. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

         2. Seller is party to a Lease Agreement, dated May 30, 1987 as amended and extended, with New Weathervane Retail Corporation, a Delaware corporation (hereinafter "Weathervane") for the premises known as Rental "E-4" at the property (the "Lease"). Weathervane filed for protection under the bankruptcy laws in The United States Bankruptcy Court For The District of Delaware - Case No. 04-11649(PJW) (the "Bankruptcy Court"), and on or about July 29, 2004 the Bankruptcy Court ordered (the "Order") the transfer of the tenant's interest under the Lease to Fair Vane Corp., a corporation with an address at 1185 Caledonia Road, Toronto, Canada MGA2X1 (hereinafter "Fair Vane"). Pursuant to said order, Fair Vane has indicated to Seller that it will assume the obligations of Weathervane under the Lease arising from and after August 1, 2004, subject to certain conditions specified in the Order. Seller has (with Buyer's consent) agreed to extend the term of the Lease until February 1, 2010, with minimum rent equal to $80,850 per year (without increases) for the term of the Lease. After Closing (as defined in the Agreement), Buyer has agreed to enter into an agreement with Fair Vane amending and extending the Lease on the terms and conditions set forth in this Paragraph 2. Payments by Fair Vane of all rents due for the months of August, September, and October, 2004 shall be deferred (the "Deferred Amount"), and Fair Vane has agreed to pay the Deferred Amount in thirty six (36) consecutive equal monthly installments commencing November 1, 2004 (the "Deferred Payments") which Deferred Payments shall be in addition to the monthly rental due to Buyer during such months.


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         Seller and Buyer agree that Buyer shall apply such Deferred Payments from Fair Vane against the Enviro/Golf Payment Amount (as defined in the Third Amendment) and, upon payment in full of all amounts due and owing to Buyer with respect to the Enviro/Golf Payment Amount, such Deferred Payments shall be remitted to Seller.

         3. The Prepayment Consideration payable by Buyer at the Closing will be an estimate provided by the Seller's Mortgagee based upon applicable Treasury Rates in effect either one or two weeks prior to scheduled Closing. Actual Prepayment Consideration cannot be determined until after the closing because it is based upon applicable Treasury Rates upon in effect during the week prior to the closing and will not be determined by the Seller's Mortgagee until after the closing. The Mortgagee has indicated that if the Prepayment Consideration is greater than the estimate, it will obtain sufficient funds from escrow accounts maintained by Seller, and if less than the estimate, it will refund the difference to Seller. Buyer and Seller agree to make appropriate adjustment pursuant to the terms of the Agreement within three (3) days of receipt of notice from the Mortgagee of its determination as to the amount of the Prepayment Consideration.

         4. The terms of this Fourth Amendment shall survive the Closing.

         5. Except insofar as reference to the contrary is made in any such instrument, all references to the "Agreement" in any future correspondence or notice shall be deemed to refer to the Agreement as modified by this Amendment.

         6. This Amendment may be signed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were on the same instrument.

         7. Delivery of this Amendment by facsimile by any party shall represent a valid and binding execution and delivery of this Amendment by such party.




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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.




                                   FRANKLIN VILLAGE TRUST


                                   By:
                                       ----------------------------------------
                                       Name:  Roger V. Calarese
                                       Title: Trustee



                                   By:
                                       ----------------------------------------
                                       Name:  A. Richard Calarese
                                       Title: Trustee


                                   CEDAR-FRANKLIN VILLAGE LLC,
                                   a Delaware limited liability company


                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:




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